Akers Biosciences Prices $6,000,000 Public Offering

THOROFARE, N.J, Dec. 18, 2017 (GLOBE NEWSWIRE) -- Akers Biosciences, Inc. (NASDAQ:AKER) (AIM: AKR.L), (the “Company” or “Akers Bio”), a developer of rapid health information technologies, today announces the pricing of an underwritten public offering with expected total gross proceeds of approximately $6,000,000, before deducting underwriting discounts, commissions and other offering expenses payable by the Company.

The securities offered by the Company consist of (i) Class A Units consisting of 15,500,000 shares of our Common Stock and Warrants to purchase 15,500,000 shares of Common Stock, at a public offering price of $0.15 per Class A Unit, and (ii) Class B Units consisting of 3,675 shares of our Series B Convertible Preferred Stock, with a stated value of $1,000, and convertible into an aggregate of 24,500,000 shares of Common Stock, and Warrants to purchase 24,500,000 shares of Common Stock, at public offering price of $1,000 per Class B Unit. The Warrants will have an exercise price of $0.1875, will be exercisable upon issuance and will expire five years from the date of issuance. The Company has granted the underwriters a 45-day option to purchase additional shares of Common Stock and additional Warrants to purchase shares of Common Stock, in amounts up to 15% of the Common Stock, Warrants, and Common Stock issuable upon conversion of the Series B Preferred included in the Class B Units sold in the offering.

The offering is expected to close on December 21, 2017, subject to satisfaction of customary closing conditions.

The funds raised will be used for working capital, product development, marketing activities, expanding our internal sales organization and further developing sales channels and other capital expenditures.

Joseph Gunnar & Co., LLC is acting as sole book-running manager for the offering.

The Securities and Exchange Commission declared effective a registration statement on Form S-1 relating to these securities on December 18, 2017. A final prospectus relating to this offering will be filed with the Securities and Exchange Commission. The offering is being made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained, when available, by contacting Joseph Gunnar & Co., LLC, Prospectus Department, 30 Broad Street, 11th Floor, New York, NY 10004, telephone 212-440-9600, email: prospectus@jgunnar.com. Investors may also obtain these documents at no cost by visiting the Securities and Exchange Commission’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Akers Biosciences, Inc.

Akers Bio develops, manufactures, and supplies rapid screening and testing products designed to deliver quicker and more cost-effective healthcare information to healthcare providers and consumers. The Company has advanced the science of diagnostics while responding to major shifts in healthcare through the development of several proprietary platform technologies. The Company’s state-of-the-art rapid diagnostic assays can be performed virtually anywhere in minutes when time is of the essence. The Company has aligned with major healthcare companies and high volume medical product distributors to maximize product offerings, and to be a major worldwide competitor in diagnostics.

Additional information on the Company and its products can be found at www.akersbio.com. Follow us on Twitter @AkersBio.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to Akers Biosciences, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

For more information:

Akers Biosciences, Inc.John J. Gormally, Chief Executive Officer

Raymond F. Akers, Jr. PhD, Executive Chairman and Chief Scientific Director

Tel. +1 856 848 8698

Taglich Brothers, Inc. (Investor Relations)

Chris Schreiber

Tel. +1 917 445 6207

Email: cs@taglichbrothers.com

Vigo Communications (Global Public Relations)

Ben Simons / Fiona Henson

Tel. +44 (0)20 7830 9704

Email: akers@vigocomms.com